Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-89624, 333-40856 and 333-39106 of First Horizon Pharmaceutical Corporation on Form S-8 of our reports dated February 14, 2003, appearing in this Annual Report on Form 10-K of First Horizon Pharmaceutical Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 14, 2003